SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [ ]
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[ ] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material under Rule 14a-12.

                                   Nettaxi.com
                (Name of Registrant as Specified in its Charter)

                        WORLDMODAL NETWORK SERVICES, INC.
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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    ___________________________________________________________________________
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    ___________________________________________________________________________
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   to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
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    ___________________________________________________________________________
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    ___________________________________________________________________________
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    ___________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

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

                                    Filed by
                        SEEDLING TECHNOLOGIES CORPORATION
         Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

                        Subject Company: Nettaxi.com Inc.

                          Commission File No. 000-26109

Although the following press release and related document is being filed as other soliciting material pursuant to Rule 14a-12, this filing does not constitute an admission by the filing person that these materials constitute a solicitation of proxies.

FOR IMMEDIATE RELEASE

Tuesday December 4, 5:00 am Eastern Time
Press Release

Seedling Asks Nettaxi.com Shareholders To Compel Annual Meeting And Election Of New Directors

PORTLAND, OR--(INTERNET WIRE)--Dec 04, 2001-- Seedling, a wholly-owned subsidiary of Worldmodal Network Services (OTCBB:WMDL - news), announced today that it has mailed Demand for Shareholders Meeting letters to selected NTXY shareholders in order to immediately compel the scheduling of an annual shareholder's meeting. Nettaxi's (OTCBB:NTXY - news) CEO and President, brothers Robert and Dean Rositano respectively, have failed to call an annual shareholder's meeting as required by both Nevada state statutes and Nettaxi.com's own articles of incorporation. No annual meeting has been held since at least 1998, according to Securities and Exchange Commission filings.

Douglas B. Spink, Chairman of Seedling, released the following statement: "We urge all NTXY shareholders to review, sign, and return the meeting demand letter to Seedling as soon as possible. We as shareholders have a statutory right to an annual meeting at which our representatives, the board of directors, are elected. Shareholders can collectively compel this by collecting the signatures of 10% of all NTXY shareholders in support of the immediate scheduling of the meeting. By signing and returning these letters, other NTXY shareholders can help to set their company back on a positive track." It has been over three years since the putatively 'annual' meetings have been held, which in our opinion is a travesty and must be rectified at once."

Shareholders can also download a free copy from Seedling's website at www.seedling.net or from the SEC's website at www.sec.gov. Seedling is the holder of record of 1,600 shares of NTXY common stock.

By signing and returning Seedling's letter, shareholders are simply assisting in the scheduling of the meeting. No preference as to directors or other matters of corporate governance are indicated by signing the letter. While Seedling has in the past released a list of proposed directors, these candidates and any other board nominees and their respective backgrounds will be explored in more detail in the SEC-required 14a definitive proxy statements which will be prepared and mailed to all shareholders prior to the meeting.

While the demand letter is separate from Seedling's proposed board slate, the directors nominated by Seedling have been announced as follows:

James N. Cutler, jr.: President and CEO - The Cutler Corporation

Mr. Cutler is a west coast-based private investor in technology and industrial projects. Mr. Cutler has founded and/or been a lead investor in many successful technology-based enterprises, including USWeb, e*Cycled.com, Fibres International, Inc., and Wirex. In addition to technology-based companies Mr. Cutler has founded and run a number of old economy businesses, including: Waste Connections, Rol-Away Truck Mfg. Co., Laurence-David, Inc., R & K Industrial Products, and Jen-Cel-Lite Corp.

Mr. Cutler holds a bachelor's degree from the University of Puget Sound in Tacoma, Washington and has also been a director of Hollywood Video , a NASDAQ-traded video rental company with over 1,800 stores, for nine years. Mr. Cutler also provides support and guidance to a number of non-profit organizations. Mr. Cutler does not own any shares of NTXY.

Pankaj Gupta: Co-Founder, President, and CEO - Acteva

With more than 15 years of executive management experience behind him, In Seedling's opinion Pankaj Gupta brings a wealth of knowledge to the high-tech business community and has a track record of successfully acquiring, merging, and turning around businesses, with an eye to re-casting corporate strategy and building talent-rich management teams to successfully execute a corporate vision.

Mr. Gupta currently serves as President and CEO of Acteva.com, the market leader in online corporate event management and registration. As founder of zDegree, Acteva.com's parent organization, he spearheaded the development of zDegree's proprietary on-line marketing technology. Following the acquisition, Mr. Gupta designed the implementation strategy for Acteva's new corporate event management platform.

In the years prior to zDegree/Acteva, Mr. Gupta either worked for or founded a number of cutting-edge technology companies throughout Silicon Valley, managing development teams and leading sales organizations - including Hotmail prior to its sale to MSN. Mr. Gupta holds degrees in Electronic Systems Engineering and Industrial Systems Engineering, as well as a B.S. in Biological Sciences. His proven track record and sharp business acumen make him a sought-after advisor and mentor to companies seeking long-term success. Mr. Gupta does not own any shares of NTXY.

Carl Page: CEO - Page Technology Partners

With four years executive experience in carrier-class internet service deployment and operations at eGroups.com (where he was a co-founder), Carl Page, is, in Seedling's opinion, a highly sought after advisor to companies in efficient viral and internet marketing. EGroups' growth to 14 million users before its acquisition by Yahoo! demonstrated the power of carefully-designed viral marketing technology, as well as the care the founders took to build a scalable company stable enough to be acquired at a high valuation.

Mr. Page holds an MS degree in Computer Science and Engineering from the University of Michigan. After college, Mr. Page got involved in large scale C++ development while working as a software engineer at Mentor Graphics as they broke new ground in building highly complex electronic design software suites with object-oriented tools. At Microsoft, Carl learned best practices from the PC Software industry, on Microsoft Team Manager within the Microsoft Project team.

Carl currently provides guidance and support to several emerging companies and non-profit organizations. Mr. Page does not own any shares of NTXY.

Paul R. Peterson: President - Worldmodal Network Services Inc.

Mr. Peterson is a specialist in corporate finance, credit and asset management, investor relations and business development. He has served his clients, employers and shareholders well in such challenging positions as Vice President of Discover Mortgage Bank, where he managed cross-collateral lending on securities and real estate, President of Investors Network Corporation, a Honolulu-based venture capital firm, Vice President, Corporate Finance of Wall St. Financial, a publicly-traded investor and holding company, Financial Consultant for Merrill Lynch in Honolulu, where he also directed Merrill Lynch Credit Corp. operations and Merrill Lynch International Bank in Osaka, Japan where he served institutional clients in asset and credit management.

Mr. Peterson holds a Masters' degree in International Business Management from Kansai University of Foreign Studies in Osaka, Japan, and undergraduate degrees from the University of Minnesota and St. Thomas College in Foreign Languages, Linguistics, and International Business & Economics. Mr. Peterson does not personally own any shares of Nettaxi.com. Worldmodal, of which Mr. Peterson is President of, is the beneficial owner of 1600 shares of Nettaxi.com.

Douglas B. Spink: Founder, Chairman, and CEO - Worldmodal Network Services Inc.

Mr. Spink is a specialist in early-stage investments in technology companies and complex corporate turnarounds in public-company environments. He founded Strategicus Partners, Inc., a technology consultancy that was acquired by Stonepath Group in mid-1999 Mr. Spink served as a board member of STG and after leaving Stonepath, Mr. Spink led a shareholder group which successfully compelled Stonepath's Board to change their money-losing business model.

Mr. Spink has invested in, co-founded, or served as an advisor to more than a dozen successful technology companies, including webmodal.com (cofounder, former Board member), assetexchange.com (advisor, investor), and metacat.com (founder, investor, and Board member). Prior to Strategicus, Mr. Spink founded and served as CEO of Athletica Endurance and Timberline Direct, a sports nutritional and direct marketing company, respectively. He sold both of these companies to a large Northwest retailer in 1998.

Mr. Spink earned his MBA in marketing from the University of Chicago, and his B.A. in cultural anthropology from Reed College, and is currently studying for his Ph.D. in Systems Science at Portland State University. Mr. Spink was formerly a consultant with the Boston Consulting Group and a database marketing analyst at Leo Burnett & Co., where he consulted with Fortune l00 companies. Mr. Spink does not personally own any shares of Nettaxi.com. Worldmodal, of which Mr. Spink is Chairman and CEO, is the beneficial owner of 1600 shares of Nettaxi.com.

About Seedling

Seedling, a wholly-owned subsidiary of Worldmodal Network Services, helps struggling public companies to complete necessary restructuring and reorganization projects that benefit all shareholders. Seedling has publicly targeted companies including C-Phone Corporation (OTCBB:CFON - news), Grove Strategic Ventures (OTCBB:GSVI - news), and Nettaxi.com (OTCBB:NTXY - news), and is in the process of launching projects with several additional target companies. Projects are advanced both in friendly transactions with incumbent management, and via proxy, consent solicitation, and tender offer scenarios.

Worldmodal Network Services has developed an IP-based, ATM-layered softswitch solution that allows international voice carriers to cost effectively provide voice services without sacrificing either call quality or call billing detail. With technical operations in Atlanta, Georgia and headquarters in Portland, Oregon, the company plans to launch its international services in late 2001. Additionally, the company is developing standards-based technical solutions for CLECs, ILECS, and RBOCs to leverage its VoIP technology into stand-alone software products. By providing a proven, softswitch-based alternative to hardware- and capital-intensive network deployments, Worldmodal's software suite will enable carriers to offer new services and enter new geographic markets without the need for crippling capital expenditures in today's challenging telephony market.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risk and uncertainties, including but not limited to economic, competitive, governmental, political and technological factors affecting the company's revenues, operations, markets, products and prices and other factors discussed in the company's various filings with the Securities Exchange Commission.

This letter does not constitute a request for a proxy. You will receive definitive proxy statement the same time as a proxy is requested from you. You should carefully read the proxy statement when it is available, because it contains important information. You may obtain a copy of the proxy statement free, when available from the SEC website at www.sec.gov.

------------------------------
Contact:

Paul R. Peterson
Worldmodal Network Services Inc.
800-893-8894

ELECTRONIC BULLETIN BOARD POST

Posted by Seedling, a wholly-owned subsidiary of Worldmodal Network Services (OTC.BB: WMDL) on 12-03-01 on www.ragingbull.com under Nettaxi.com (OTC.BB:NTXY)

NTXY Shareholders make your votes count!!!

From:

Seedling Technologies Corporation
519 SW Third Avenue, Suite 805
Portland, OR 97204

Dear Fellow Nettaxi Shareholders,

It's time for the real owners of Nettaxi.com - shareholders like you and us - to make our voice heard. The current executive team and board of directors of Nettaxi.com have continued (in our opinion) to spend money on a failed business plan and has (in our opinion) offered no concrete plan for turning our company around. Furthermore, to make matters worse (in our judgment), we shareholders have been denied our legal right to make our opinions heard by voting for or against retaining the current board of directors. Consequently, we at Seedling are seeking the help of all NTXY shareholders to compel Robert and Dean Rositano to call a shareholder's meeting as soon as possible. As the current stewards of our investment, the Rositanos should and must be compelled to stand before us and tell us why they are the best candidates to lead NTXY going forward, this (in our opinion), despite never having made a profit, presiding over a precipitous decline in share value, paying themselves each $364,933 in salary alone in fiscal year 2000, and generating a paltry $7,000 in gross sales last quarter.

According to NTXY's By-Laws and Nevada State Statutes, the board of directors of Nettaxi is required annually to call a shareholder's meeting for the purpose of electing or reelecting board members. It is during these meetings that shareholders can make their opinions known by asking the tough questions and choosing not to vote for the reelection of current board members and in favor of new representatives. However, Robert and Dean Rositano - along with the rest of the NTXY board - have never called a shareholders meeting for any purpose according to public filings.

Fortunately for all non-insider NTXY shareholders, we do have legal recourse. According to Nevada Statutes 10% or more shareholders may request a shareholders meeting, at which time Seedling can and will petition a Nevada judge to order NTXY's board to schedule a shareholders meeting. Furthermore, if 15% of shareholders request a meeting, a judge can compel the board to immediately call a meeting. Seedling, at its own expense, has mailed out hundreds of letters containing requests for a shareholder meeting to NTXY shareholders. Once you receive the letter, all you have to do is fill in the number of shares you own, sign the letter, and mail it back to us. If you did not receive a letter, you can download a copy of it free from Seedling's website at the following URL:

http://www.seedling.net/NetTaxiShareholderLetter.pdf

Once we have your signed request, Seedling will handle the rest. Please note that by signing the request you are not giving us your proxy to vote when a shareholder meeting is called - rather, you are simply letting us assemble a shareholder group large enough to compel a meeting at which you can vote your own mind.

As some as you may know, over the last several months Seedling has been working to force changes at Nettaxi.com. We originally sought to work directly with the Rositano family to structure a friendly transaction. Since that effort did not bear fruit for Nettaxi, we are in the midst of a hostile (to the incumbent board) campaign to replace the board of Nettaxi.com and create a new direction for the company. We have posted our intended board replacements and our turnaround plan for Nettaxi via press release and SEC filings. Interested parties can view the press releases and SEC filings at either www.seedling.net or www.sec.gov under the NTXY ticker.

Whether you agree with Seedling's proposed changes or not, a shareholder meeting (in our opinion) is the first step in reclaiming our right to control our company's destiny. Please take the opportunity to fill in the letter and return it to us as soon as possible.

Prior to any shareholders meeting, Seedling will be sending shareholders definitive proxy materials that will introduce the candidates Seedling intends to run for the board of directors, potential merger/acquisition candidates, and other relevant information permissible under SEC regulations. Should have any questions or comments, please feel free to call Paul R. Peterson or Stephen L. Hays at 800.893.8894.

We look forward to hearing from our fellow independent shareholders and working with them to change the direction of this company.

Seedling is a wholly-owned subsidiary of Worldmodal Network Services. Worldmodal Network Services is the beneficial owner of 1600 shares of Nettaxi.com common stock.

This posting does not constitute a request for a proxy. You will receive a definitive proxy statement the same time as a proxy is requested from you. You should carefully read the proxy statement when it is available, because it contains important information. You may obtain a copy of the proxy statement free, when available, from the SEC website